UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):       April 9, 2003
                                                      --------------------------



                             DYNAMIC VENTURES, INC.
             (Exact name of registrant as specified in its charter)


         Washington                   000-32217               91-2023525
 --------------------------   --------------------------  -------------------
  (State of incorporation)     (Commission file number)    (I.R.S. Employer
                                                          Identification No.)



                       114 Magnolia Street, Suite 400-127
                          Bellingham, Washington 98225
                    ----------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (360) 392-3950


                                 Not Applicable
             ------------------------------------------------------
             (Former name or address, if changed since last report)


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ITEM 5. OTHER EVENTS.

     The board of directors of Dynamic Ventures, Inc. (the "Registrant") have declared a stock dividend of seven-tenths of one share for every one share issued and outstanding as of 8:00 a.m. (Eastern Standard Time) on April 9, 2003 (the "Record Date and Time"). As of the close of business on April 8, 2003, the Registrant had 8,600,000 shares of common stock issued and outstanding. After giving effect to the stock dividend, the Registrant will have 14,620,000 shares of common stock issued and outstanding. Fractional shares resulting from the stock dividend will be rounded up to the next whole share.

     No action on the part of the shareholders of the Registrant is required, and no share certificates will be exchanged. On April 10, 2003, the Registrant will cause to be delivered stock certificates representing the stock dividend to shareholders of record on the Record Date and Time.


ITEM 9. REGULATION FD DISCLOSURE.

     99.1 News Release dated April 9, 2003.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

                                      Dynamic Ventures, Inc.


April 9, 2003                         /s/ Eric Boehnke
------------------------           ----------------------------------
(Date)                                Eric Boehnke, President


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